UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 15, 2003

Central Pacific Financial Corp.

(Exact name of registrant as specified in its charter)

Hawaii	0-10777	99-0212597
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation
or organization)

220 South King Street, Honolulu, Hawaii		96813
(Address of principal executive offices)		(Zip Code)

(808)544-0500

(Registrant’s telephone number, including area code)

CPB INC.

(Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

                         On May 15, 2003, the Plan Administrator of the Central Pacific Bank Employee Stock Ownership Plan (the “Plan”) issued a notice to all participants and beneficiaries under the Plan that the Plan will be combined with the Central Pacific Bank 401(k) Retirement Plan.  As a result of these changes, participants will not be able to make requests for final distributions for a short period.  A copy of the Notice is set forth in Exhibit 99.1 and is incorporated by reference herein.

ITEM 7.          FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)	Exhibits

	99.1	Notice to Executive Officer and Directors of Central Pacific Bank dated May 22, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Pacific Financial Corp.
(Registrant)

Date:	May 22, 2003	/s/ Clint Arnoldus
Clint Arnoldus
Chairman, President and
Chief Executive Officer